UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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MakeMusic, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
INTRODUCTION
OUTSTANDING SHARES AND VOTING RIGHTS
PRINCIPAL SHAREHOLDERS
MANAGEMENT SHAREHOLDINGS
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS
ACCORDANCE OF VOTING RIGHTS TO SHARES ACQUIRED IN A CONTROL SHARE ACQUISITION
AUDIT COMMITTEE REPORT
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER BUSINESS
SHAREHOLDER PROPOSALS
FORM 10-KSB

MAKEMUSIC, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of MakeMusic, Inc. will be held on Wednesday, May 23, 2007, at 3:30 p.m. (Minneapolis time), at the offices of Fredrikson & Byron, P.A., 200 South Sixth Street, Suite 4000, Minneapolis, Minnesota, United States, for the following purposes:
1.	To elect directors for the ensuing year.

2.	To accord voting rights to shares acquired in a control share acquisition.

3.	To ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the year ending December 31, 2007.

4.	To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.
     Only shareholders of record at the close of business on March 26, 2007 are entitled to notice of and to vote at the meeting or any adjournment thereof.
     Your vote is important. We ask that you complete, sign, date and return the enclosed proxy in the envelope provided for your convenience. The prompt return of proxies will save us the expense of further requests for proxies.

BY ORDER OF THE BOARD OF DIRECTORS

Jeffrey A. Koch
Chairman of the Board
Minneapolis, Minnesota
April 14, 2007

2

MAKEMUSIC, INC.
Annual Meeting of Shareholders
May 23, 2007

PROXY STATEMENT

INTRODUCTION
     Your Proxy is solicited by the Board of Directors of MakeMusic for use at the Annual Meeting of Shareholders to be held on May 23, 2007, at the location and for the purposes set forth in the Notice of Meeting, and at any adjournment thereof.
     The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of stock, will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.
     You may vote your shares by telephone, Internet, or mail by following the instructions on the enclosed proxy card. If your shares are held in “street name,” you must instruct the record holder of your shares in order to vote.
     Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of MakeMusic. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.
     The mailing address of our principal executive office is 7615 Golden Triangle Drive, Suite M, Eden Prairie, Minnesota, 55344-3848, United States. We expect that this Proxy Statement, the related proxy and Notice of Meeting will first be mailed to shareholders on or about April 14, 2007.
OUTSTANDING SHARES AND VOTING RIGHTS
     Our Board of Directors has fixed March 26, 2007 as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on March 26, 2007, there were 4,072,647 shares of our Common Stock issued and outstanding, which is our only outstanding class of capital stock entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

PRINCIPAL SHAREHOLDERS
     The following table provides information concerning persons known to us to be the beneficial owners of more than 5% of our outstanding Common Stock as of March 26, 2007. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name and Address	Number of Shares		Percent
of Beneficial Owner	Beneficially Owned		of Class(1)
LaunchEquity Entities 8585 East Hartford Drive, Suite 400 Scottsdale, AZ 85255	1,114,496	(2)	27.4%

Walrus Partners, L.L.C & S2 Partners, L.P. 8014 Olson Memorial, #232 Golden Valley, MN 55427	355,000	(3)	8.7%

Norman H. Pessin 605 Third Avenue, 19th Floor New York, NY 10158	208,382	(4)	5.1%

(1)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of March 26, 2007, or within sixty days of such date, are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2)	Represents (i) 672,207 shares held by LaunchEquity Acquisition Partners – Education Partners (“LEAP”), (ii) 312,500 shares issuable pursuant to a currently exercisable warrant held by LEAP and (iii) 129,789 shares held by LaunchEquity Acquisition Partners – Education Partners I (“LEAP I”). LEAP and LEAP I are managed by Broadway Advisors, LLC, an Arizona limited liability company, which is managed by Jeffrey A. Koch. Broadway Advisors, LLC and Jeffrey A. Koch, as manager, have voting and dispositive power over all the shares. Broadway Advisors and Mr. Koch disclaim beneficial ownership of the shares except to the extent of their pecuniary interest therein.

(3)	Pursuant to a Schedule 13G filed on December 13, 2006 by Walrus Partners, L.L.C. (“Walrus Partners”), an investment advisor, and S2 Partners, L.P. (“S2 Partners”), a private investment partnership, S2 Partners holds 355,000 shares of common stock of MakeMusic, Inc., of which 95,000 are held for the benefit of clients of S2 Partners who retain voting control with respect to such shares. The investment advisor and sole general partner of S2 Partners is Walrus Partners, which may be deemed to be the beneficial owner of the 355,000 shares of common stock held by S2 Partners. Walrus Partners has voting and investment power over the shares of the issuer controlled by S2 Partners and not otherwise subject to the voting control of clients.

(4)	Pursuant to a Schedule 13D filed on December 7, 2006 by Norman H. Pessin and Sandra F. Pessin, 31,444 shares of common stock of MakeMusic, Inc, are owned by SEP IRA F/B/O Norman H. Pessin and 176,938 shares of common stock are owned by Sandra F. Pessin.

MANAGEMENT SHAREHOLDINGS
     The following table sets forth the number of shares of Common Stock beneficially owned as of March 26, 2007, by each executive officer of MakeMusic named in the Summary Compensation Table on page 12 (who in this proxy statement are together referred to as “Named Executive Officers”), by each current director and nominee for director and by all directors and executive officers as a group. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name of Beneficial	Number of Shares		Percent
Owner or Identity of Group	Beneficially Owned		of Class(1)
John W. Paulson	104,639	(2)	2.6%
Ronald B. Raup	7,664	(2)	*
Karen L. VanDerBosch	1,875	(2)	*
William R. Wolff	140,144		3.4%
Alan G. Shuler	3,750		*
Jeffrey A. Koch	1,114,496	(3)	27.4%
Keith A. Fenhaus	666	(2)	*
Lawrence M. Morton	5,332	(2)	*
Graham Richmond	3,332	(2)	*
Michael Skinner	1,332	(2)	*
All current executive officers and directors as a group (10 persons)	1,383,230	(4)	34.0%

*	Less than 1%

(1)	See footnote (1) to preceding table.

(2)	Represents shares that may be purchased upon exercise of options that are exercisable as of March 26, 2007 or within 60 days of such date.

(3)	See footnote (2) to preceding table.

(4)	Includes 437,340 shares that may be purchased by all officers and directors as a group upon exercise of options and warrants exercisable as of March 26, 2007 or within 60 days of such date.
ELECTION OF DIRECTORS
(Proposal #1)
General Information
     Our Bylaws provide that the number of directors, which shall not be less than one, shall be determined by the Board of Directors or by the shareholders. Pursuant to a recommendation by the Governance Committee, the Board of Directors determined that the number of directors be set at seven and that seven directors be elected at the Annual Meeting. All of the nominees are current members of the Board of Directors. As permitted by the Bylaws, the Board elected Keith Fenhaus as a director on March 15, 2007. Under applicable Minnesota law, the election of directors requires the affirmative vote of the holders of a plurality of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter.
     In the absence of other instructions, each proxy will be voted for each of the nominees listed below as determined by the independent members of the Board of Directors. If elected, each nominee will serve until the next annual meeting of shareholders or until his successor shall be elected and qualified. If, prior to the meeting, it should become known that any of the nominees will be unable to serve as a director after the meeting by reason of death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominee as is determined by the Governance Committee, or, alternatively, not voted for any nominee. The Board of Directors has no reason to believe that any nominee will be unable to serve.

The names and ages of all of our director nominees and the positions held by each with MakeMusic are as follows:

Name	Age	Position
Jeffrey A. Koch (1)(3)	42	Chairman of the Board
John W. Paulson	59	Chief Executive Officer and Director
Ronald B. Raup	56	President, Chief Operating Officer and Director
Keith A. Fenhaus (1)(2)(4)	49	Director
Lawrence M. Morton (1)(3)	46	Director
Graham Richmond (3)(4)	34	Director
Michael Skinner (4)	56	Director

(1)	Member of the Audit Committee.

(2)	The Board of Directors has determined that Keith A. Fenhaus qualifies as an “Audit Committee Financial Expert” under the Federal Securities Law.

(3)	Member of the Compensation Committee.

(4)	Member of the Governance Committee.
     Jeffrey A. Koch joined MakeMusic as a director on July 20, 2006, and was elected the Chairman of the Board on October 19, 2006. Mr. Koch serves as chairman of the Compensation Committee and a member of the Audit Committee. From 2005 through the present date, Mr. Koch has been the Chief Executive Officer of LaunchEquity Partners, LLC, a firm that specializes in investing in early stage companies with high growth potential in both the public and private markets. Prior to founding LaunchEquity Partners, Mr. Koch was the co-head of the High Yield Bond business at Metropolitan West Asset Management from 2003 to 2004. From 1989 to 2002, Mr. Koch held the position of Portfolio Manager of various fixed income portfolios for Strong Capital Management, the most recent being the head of the High Yield Bond business from 1996 to 2002. Mr. Koch received a B.S. from the University of Minnesota, Morris in 1987 and an MBA from the John M. Olin School of Business at Washington University in St. Louis in 1989. Mr. Koch is a Chartered Financial Analyst.
     John W. Paulson, founder of MakeMusic, was elected to the position of Chief Executive Officer on October 19, 2006. During the six years prior to his election to the position of Chief Executive Officer, Mr. Paulson held various management roles with MakeMusic. Mr. Paulson also previously served as our President and as a director since 1990 and as our Chairman and CEO from 1990 to 2000. From 1982 to 1990, Mr. Paulson was Chairman and CEO of Springboard Software, Inc., a publicly held company he founded to develop and market educational consumer software products. Prior to founding Springboard, Mr. Paulson was a public school music teacher for nine years. He has a Master of Arts in Music Education from the Eastman School of Music, is a published composer and has performed as a professional musician for more than 10 years. Mr. Paulson has served on the Board of Directors of the National Association of Music Merchants, the American Composers Forum and the St. Paul Chamber Orchestra.
     Ronald B. Raup was appointed to position of President and Chief Operating Officer on October 19, 2006, and was elected to the Board of Directors on the same date. In addition, Mr. Raup served as our acting Chief Financial Officer from October 19, 2006 until December 4, 2006. Mr. Raup joined MakeMusic as a director in September 2004 and in September 2005 accepted employment as our Chief Marketing Officer. He has over thirty years of experience in the music product industry. From 2003 through 2005, Mr. Raup served as Vice President—Piano Division of Brook Mays Music Company, the largest full line music product retailer in the United States. In addition to his three-year term as Vice President, Mr. Raup also served as Chief Operating Officer for Brook Mays from 1999 through 2002. From 1995 to 1999, he was employed at MakeMusic as our President and Chief Operating Officer. Mr. Raup also held senior executive positions with Yamaha Corporation of America and was the top ranking American on that company’s Board of Directors. He has been active in promoting music making and has served on the boards of various music oriented associations such as NAMM, the international music products association, and the World Economic Summit.
     Keith A. Fenhaus was elected as a director on March 15, 2007, and was also appointed as the Audit Committee Chairman and as a member of the Governance Committee on that date. Since 2002, Mr. Fenhaus has been President of Hallmark Insights, a wholly-owned subsidiary of Hallmark Cards, specializing in business incentive solutions. Mr. Fenhaus has previously served Hallmark Insights, where he has been employed since 1992, as Executive Vice President and Chief Financial Officer. Prior to joining Hallmark Insights, Mr. Fenhaus was the Chief Financial Officer of Sheffert & Wein. His previous positions included Senior Vice President, Finance, Community Financial Services at First Bank (now US Bank), and Vice President and Controller at Norwest Mortgage (now Wells Fargo Home Mortgage).
     Lawrence M. Morton joined MakeMusic as a director on December 8, 2005, and was appointed as a member of the Board’s Audit Committee and Governance Committee on that date. Mr. Morton has served as President of Hal Leonard Corporation since September 1999. From 1990 to 1999, he served as an Executive Vice President of Hal Leonard, being responsible for worldwide corporate sales and marketing. Mr. Morton has been in the music industry since 1984, and he currently serves on the board of directors of the American Music Conference. He previously served on other boards, including those of the Music Publishers’ Association, the Retail Print Music Dealers Association, and the National Association of Music Merchants.
     Graham Richmond was elected to the Board of Directors on July 25, 2006. Mr. Richmond was appointed as a member of the Board’s Compensation Committee and is Chairman of the Governance Committee. Mr. Richmond is the CEO and co-founder of Clear Admit, LLC, an educational counseling company focused on management education. Prior to launching Clear Admit at the end of 2001, Mr. Richmond worked as an admissions counselor and technology consultant for the Wharton School at the University of Pennsylvania. Mr. Richmond’s career also includes a position as Vice President of Marketing and Operations at MCS Multi-App, an educational technology company that served the leading law and business schools with software applications in the 1990s. Beyond his professional career, Mr. Richmond has pursued his passion for music as a classical and jazz flautist and singer/songwriter/guitarist. He holds an undergraduate degree in art history from Swarthmore College and an MBA in entrepreneurial management from the Wharton School at the University of Pennsylvania.
     Michael Skinner was appointed to the Board of Directors on November 20, 2006, and was subsequently appointed to the Board’s Governance Committee. Mr. Skinner is a summa cum laude graduate of Berklee College of Music with a degree in music education. He received his Masters degree in composition from the University of Miami. Mr. Skinner has worked as a composer, arranger, clinician, and performer, as well as a music educator, having taught elementary through high school music. In 1986, Mr. Skinner became the national clinician for Vandoren and a Yamaha performing artist. He later became marketing manager for J. D’Addario & Co., marketing Vandoren products as well as J. D’Addario education products. From 1991-2001, Mr. Skinner served as the marketing manager for the Band & Orchestral Division, Yamaha Corporation of America. In July of 2001, he returned to J. D’Addario & Co. as Director of Marketing for Band & Orchestra products. In July 2004, Mr. Skinner formed DANSR and became the sole U.S. importer of Vandoren Products. Today, he remains the President of DANSR as well as a board member of the International Association of Band Instrument Manufacturers.
Corporate Governance
Independence
     The Board has determined that currently and at all times during the year ended December 31, 2006, a majority of its members are “independent” as defined by the listing standards of the Nasdaq Stock Market. The Board considers in its evaluation of independence any existing related-party transactions, as discussed later in this proxy statement in the section entitled “Certain Transactions and Business Relationships.” The Board’s determination is based on its belief that none of the independent directors have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The current independent directors are Jeffrey Koch, Graham Richmond, Lawrence Morton, Michael Skinner, and Keith Fenhaus. Philippe Aubert, John Bergstrom, and John Whisnant were also independent during their terms of service in 2006. John Paulson and Ronald Raup are precluded from being considered independent since they currently serve as executive officers of MakeMusic.
     The Board considered in its evaluation of independence Jeffrey Koch’s beneficial ownership of approximately 27% of MakeMusic’s outstanding common stock. The Board determined that Mr. Koch satisfies the definition of an “independent director” because his relationship with MakeMusic arises solely from his ownership of MakeMusic’s securities, and any benefits Mr. Koch has received as an owner of such securities were received by all holders on a pro rata basis.

Code of Ethics and Business Conduct
     The Board has a Code of Ethics and Business Conduct (“Code of Ethics”) that applies to all of our employees, directors, and officers, including our principal executive officer, principal financial officer, principal accounting officer, and controller. The Code of Ethics addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest, and insider trading. The Code of Ethics is available in print, free of charge to any stockholder who sends a request for a paper copy to MakeMusic, Inc., Attn: Investor Relations, 7615 Golden Triangle Drive, Suite M, Eden Prairie, Minnesota 55344-3848. MakeMusic intends to include on its website any amendment to, or waiver from, a provision of its Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, and controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-B.
Communications with the Board of Directors
     Shareholders may communicate directly with the Board of Directors. All communications should be directed to MakeMusic, Inc., Attn: Investor Relations, 7615 Golden Triangle Drive, Suite M, Eden Prairie, Minnesota 55344-3848, and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board.
Director Attendance at Annual Meeting
     Directors’ attendance at annual meetings can provide shareholders with an opportunity to communicate with directors about issues affecting MakeMusic. We do not have an annual meeting attendance policy for directors, but they are encouraged to attend all meetings of shareholders. Four of our directors attended the 2006 annual meeting of shareholders.
Committee and Board Meetings
     Our Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Governance Committee. Each committee shall be comprised only of independent voting directors. Members of such Committees meet formally and informally from time to time throughout the year on Committee matters.
     The directors and committee members often communicate informally to discuss the affairs of MakeMusic and, when appropriate, take formal Board and/or committee action by unanimous written consent of all directors or committee members, in accordance with Minnesota law, rather than hold formal meetings. During fiscal 2006, the Board of Directors held six (6) formal meetings. No incumbent director attended less than 75% of the aggregate of all Board of Directors meetings and all meetings held by any Committee of the Board of Directors on which he served.
     Executive Sessions
     The independent directors hold regularly scheduled executive sessions, generally in conjunction with regularly scheduled board meetings.
     Audit Committee
     The Audit Committee is comprised of independent directors Keith Fenhaus (Chair), Jeffrey Koch, and Lawrence Morton. Mr. Koch joined the Audit Committee when he was elected as a director in July 2006, and Mr. Fenhaus joined and was appointed chair of the Audit Committee when he was elected as a director on March 15, 2007. Mr. Morton has served on the Audit Committee since December 2005. The Audit Committee is responsible for reviewing our internal control procedures, the quarterly and annual financial statements of MakeMusic, engaging and evaluating the performance of our independent registered public accounting firm and reviewing with our independent registered public accounting firm the results of the annual audit. The Audit Committee met five (5) times during fiscal 2006 and our independent registered public accounting firm participated in all of these meetings. A current copy of the Audit Committee charter is available on our website, at www.makemusic.com/investor_relations.aspx.

     The Board has determined that Keith Fenhaus is the “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-B under the Securities Act of 1933. Mr. Fenhaus is an “independent director” as that term is defined in Nasdaq Rule 4200(a)(15). The designation of Mr. Fenhaus as the audit committee financial expert does not impose on Mr. Fenhaus any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Fenhaus as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.
     Compensation Committee
     The Compensation Committee consists of independent directors Jeffrey Koch (Chair) and Graham Richmond, who both joined the committee when they were elected as directors in July 2006, and Lawrence Morton, who became a member of the committee when he joined our Board in December 2005. The Compensation Committee met two (2) times during fiscal 2006. A current copy of the Compensation Committee charter is available on our website, at www.makemusic.com/investor_relations.aspx.
     The Compensation Committee of our Board of Directors directs the design of, and oversees, our executive compensation program. The Compensation Committee’s responsibilities include developing and periodically reviewing with management our philosophy of compensation; annually considering the relationship between MakeMusic’s strategic operating plans and compensation plans; and periodically reviewing, and advising the Board with respect to, employee deferred compensation plans and benefit plans. Pursuant to an amendment to the Compensation Committee charter adopted on March 15, 2007, the Compensation Committee also has the authority to establish the salaries and incentive compensation to be paid to our executive officers and the Board of Directors and administers our 2003 Equity Incentive plan (previously, the full Board of Directors established compensation levels based on the Compensation Committee’s recommendation). Our Chief Executive Officer and Chief Financial Officer discuss compensation proposals and make recommendations to the Compensation Committee. The Compensation Committee also has the authority to engage a compensation consultant; however, it did not do so in 2006.
     Governance Committee
     The Governance Committee consists of independent directors Graham Richmond (Chair) who joined the committee when he was elected as director in July 2006, Michael Skinner, who was appointed to the committee in December 2006 and Keith Fenhaus, who was appointed to the committee when he joined the board in March 2007. The Governance Committee met four (4) times during fiscal 2006. A current copy of the Governance Committee charter is available on our website, at www.makemusic.com/investor_relations.aspx.
     The Governance Committee recommends to our Board of Directors the selection of candidates and the tenure of the members of our Board who will carry out policies and processes designed to provide for the effective and efficient governance of MakeMusic. The Governance Committee will consider candidates for director nominees recommended by shareholders, directors, third-party search firms, and other sources. In evaluating director nominees, the Governance Committee considers the following factors and qualifications:
•	the appropriate size and the diversity of our Board of Directors;

•	the needs of the Board with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills, and experience already possessed by other members of the Board;

•	familiarity with domestic and international business matters;

•	age and legal and regulatory requirements;

•	experience with accounting rules and practices;

•	appreciation of the relationship of MakeMusic’s business to the changing needs of society; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.
     The Governance Committee will consider the attributes of the candidates and the needs of our Board, and will review all candidates in the same manner.

     A shareholder who wishes to recommend one or more directors must provide a written recommendation to MakeMusic at the address below, directed to the attention of Investor Relations, who will forward the proposals and recommendations to the Governance Committee for consideration. Notice of a recommendation must include name and address of the shareholder making the recommendation and the class and number of shares such shareholder owns. With respect to the nominee, the shareholder should include the nominee’s name, age, business address, residence address, current principal occupation, five-year employment history with employer names, and a description of the employer’s business, the number of shares beneficially owned by the nominee, whether such nominee can read and understand basic financial statements, and Board membership, if any.
     The recommendation must be accompanied by a written consent of the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. MakeMusic may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee.

MakeMusic, Inc.
Attn: Investor Relations
7615 Golden Triangle Drive, Suite M
Eden Prairie, MN 55344-3848
Director Compensation
     In 2006, each eligible director was compensated in accordance with the 2006 Board Compensation Plan (the “2006 Plan”). An eligible director is defined as a non-employee member of the Board who is not (i) otherwise compensated by MakeMusic or (ii) a representative of 5% or greater shareholders. Each eligible director who was serving at the beginning of fiscal 2006 received $3,000 per calendar quarter for Board membership, $2,000 per calendar quarter for serving as a committee chairperson and an annual non-qualified stock option grant to purchase 4,000 shares of MakeMusic’s common stock.
     In accordance with the 2006 Plan, on January 23, 2006, the Board granted each of John Bergstrom, John Whisnant, and Lawrence Morton, who were MakeMusic’s eligible directors at that time, a seven-year option to purchase 4,000 shares at $10.32 per share, which option vested monthly between the date of grant and December 31, 2006. However, vesting ceased for the option granted to John Bergstrom upon his resignation in July 2006.
     On February 15, 2007, the Board granted a four-year fully vested non-qualified option to purchase 2,000 shares at $6.00 per share to Graham Richmond, in recognition of his service as a director since July 25, 2006.
     Also on February 15, 2007, the Board approved, pursuant to the Compensation Committee’s recommendation, a Board Compensation Plan that will be effective going forward. The Board Compensation Plan provides for monetary fees payable to eligible directors (as defined above) identical to the 2006 Compensation Plan. In addition, the plan provides that eligible directors shall receive on January 1 of each year a four year non-qualified stock option to purchase 4,000 shares of common stock, with an exercise price equal to the fair market value of common stock on the date of the grant. The shares will be issued under the 2003 Equity Incentive Plan and will vest ratably over twelve months. In the event a director’s service terminates for any reason or if the director is no longer an eligible director, vesting of the option ceases and the director may exercise any vested shares through the remaining term of the option. The Board has also chosen to amend the form of non-qualified stock option agreement to provide that in the event of the termination of an employee’s relationship with MakeMusic in connection with a change of control event, all unvested shares of stock subject to the option grant shall immediately vest. This change in control provision will apply to all future and currently outstanding grants.

2006 Director Compensation Table
     The following table sets forth certain information regarding compensation paid to and earned by the non-employee directors who served on MakeMusic’s Board of Directors during the fiscal year 2006.

					Change in Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash(1)	Awards	Awards(2)	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Jeffrey Koch	$0	—	$0	—	—	—	$0
Graham Richmond	$6,000	—	$0	—	—	—	$6,000
Lawrence Morton	$16,000	—	$22,107	—	—	—	$38,107
Michael Skinner	$0	—	$0	—	—	—	$0
John Whisnant	$20,000	—	$22,119	—	—	—	$42,119
Philippe Aubert(3)	$5,000	—	$0	—	—	—	$5,000
John Bergstrom(4)	$10,000	—	$22,119	—	—	—	$32,119

(1)	All directors received the amount of cash compensation to which they were entitled under the 2006 Board Compensation Plan, as described in the paragraphs directly preceding this Director Compensation Table in the section entitled “Director Compensation.”

(2)	Represents the amounts expensed for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (SFAS No. 123(R)), for outstanding option awards to directors and thus may include amounts from awards granted in and prior to 2006. The assumptions used to determine the valuation of the awards are discussed in Note 14 to our consolidated financial statements, included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006. At fiscal year end the aggregate number of option awards outstanding for each non-employee director was as follows: Jeffrey Koch, 0; Graham Richmond, 0; Lawrence Morton, 4,000; Michael Skinner, 0; John Whisnant, 4,670; Philippe Aubert, 0; and John Bergstrom, 8,000 total outstanding, 2,002 of which will not vest due to forfeiture by Mr. Bergstrom upon his resignation.

(3)	Philippe Aubert served on our Board of Directors until his term of service ended in May 2006.

(4)	On July 20, 2006, the Board of MakeMusic, Inc. accepted the resignation of John Bergstrom as a director and as a member of each of the Audit Committee, Compensation Committee, and Governance Committee.
Required Vote
     Election of each director requires the affirmative vote of a majority of shares represented and voting. THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN THIS PROPOSAL #1.
EXECUTIVE COMPENSATION
Overview
     The Compensation Committee views executive compensation as a total package that includes base salary, annual performance-based non-equity incentive plan awards, and long-term equity compensation in the form of stock options. MakeMusic does not currently provide a defined benefit pension plan, 401K match, or retiree health care.

Employment Agreements and Termination of Employment Agreements
     On October 19, 2000, MakeMusic entered into a one-year employment agreement with John Paulson, our current Chief Executive Officer, that automatically extends for additional one-year periods unless otherwise terminated as provided in the agreement. Pursuant to the agreement, he will be paid an initial base salary of $155,500 per year and may be eligible for non-equity incentive compensation as determined by the Board of Directors. The agreement may be terminated by either party upon written notice to the other party. In the event the agreement is terminated by us without cause, Mr. Paulson will be entitled to receive monthly cash payments equal to his current base salary for one year.
     In addition, we entered into an employment agreement with Ronald Raup on February 26, 2007. Mr. Raup’s employment agreement provides that he will receive an initial annual base salary of $185,000 for serving as our President and Chief Operating Officer, which positions he assumed in October 2006. Mr. Raup is also eligible to receive certain other benefits that we make available to executive officers. The agreement’s initial term ends on February 19, 2008, but is subject to automatic renewal for a consecutive one-year term. The agreement may be terminated by mutual agreement of the parties, or by MakeMusic if there is cause to do so. If we would terminate Mr. Raup without cause, he would be entitled to receive monthly cash payments equal to his current base salary for one year.
     On August 1, 2006 we entered into a Separation Agreement with Alan Shuler, who had served as Chief Financial Officer. In connection with the Separation Agreement Mr. Shuler was entitled to payments of base salary and prorated non-equity incentive compensation. During fiscal year 2006, $58,333 was expensed under the Separation Agreement. We do not expect to incur further expenses in connection with Mr. Shuler’s Separation Agreement.
     On December 19, 2006, MakeMusic entered into a Separation Agreement and Release with William Wolff, MakeMusic’s former Chairman, Chief Executive Officer, and Interim Chief Financial Officer. The Separation Agreement and Release provides that, effective December 18, 2006, Mr. Wolff’s employment with MakeMusic was terminated. Pursuant to the Agreement, Mr. Wolff is receiving separation payments equal to twelve months of his base salary, payable in twelve monthly installments. In addition, Mr. Wolff has received non-equity incentive compensation for 2006 service totaling $45,206. The incentive compensation was based on applicable bonus criteria and was calculated and approved by the Board in February, 2007 and paid to Mr. Wolff in March, 2007. Mr. Wolff agreed to release any and all claims against MakeMusic.
Base Salaries
     In determining appropriate base salaries for executives, in addition to reviewing market data, the Compensation Committee considers:
•	the Chief Executive Officer’s recommendations as to compensation for all other executive officers;

•	the scope of responsibility, experience, time in position, and individual performance of each officer, including the Chief Executive Officer;

•	the effectiveness of each executive’s leadership performance and potential to enhance stockholders value; and

•	internal equity.
     The Compensation Committee’s analysis is a subjective process that utilizes no specific weighting or formula of the factors above in determining executives’ base salaries.
     Adjustments to base salaries are determined based on merit and market. This requires an evaluation of individual performance, competitive market levels and rates of increase, executive experience, internal equity, as well as our overall salary budget. Since annual performance-based incentives (as discussed below) are based on a percentage of base salary, base salary increases also have the effect of increasing the size of annual incentive opportunity.

Material Terms of Non-Equity Incentive Plan Awards
     The Named Executive Officers were not entitled to receive discretionary payments which would be characterized as “Bonus” payments for the fiscal year ended December 31, 2006. Amounts listed in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation,” were recommended by the Compensation Committee and approved by the Board of Directors on February 9, 2007. These payments are intended to compensate the executive officers for services rendered in fiscal 2006.
     The Compensation Committee considers annual performance-based compensation to be a motivational method for encouraging and rewarding individual performance that contributes to our overall company performance. The Compensation Committee establishes a plan for annual Management Bonus Objectives (“MBOs”) at the start of each fiscal year based upon the following:
•	overall financial performance versus the business plan;

•	the performance of the individual officer including the effectiveness of each executive’s leadership performance and potential to enhance long-term shareholder value;

•	individually assigned objectives for each executive officer relating to specific company strategies and objectives;

•	targeted bonus amounts which are based upon market data; and

•	the recommendation of the Chief Executive Officer.
     Annual performance-based compensation is designed to motivate executives to achieve success through formula driven targets. The 2006 design for MBOs was a 60% weighting for quantifiable financial performance in accordance with the annual business plan and included product revenues, profitability, operating cash flow and product subscriptions, 15% at the discretion of the Compensation Committee based on individual and company performance and 25% on individually assigned objectives. These proportions reflect the Committee’s belief that annual incentives should be closely aligned with financial performance.
     Target performance-based compensation amounts are positioned to be competitive with market data and for fiscal year 2006 ranged as a percentage of salary from 30% to 60% for the Named Executive Officers. Based on the amounts listed in the column entitled “Non-Equity Incentive Plan Compensation,” of the Summary Compensation Table, actual cash incentive awards paid to our executive officers pursuant to MBOs ranged from 10% to 42% of base salary in fiscal 2006. These amounts reflect the program’s objective to reward individual performance that contributes to our overall performance. The Compensation Committee did not waive or modify for any Named Executive Officer any of the specified performance targets, goals or conditions to payout for performance-based compensation that were in place during fiscal 2006.
Material Terms of Option Grants
     Our long-term incentive compensation in the form of stock option grants is designed to attract and retain key executives, build an integrated management team, reward for innovation and performance, and share long-term successes with the intent of aligning executive and shareholder’s interests consequently increasing shareholder value. We occasionally grant executives options to purchase shares of MakeMusic’s common stock as a form of compensation at the time of hire or following performance evaluations. Grants to executives are made under the 2003 Equity Incentive Plan and are subject to the terms of our form of incentive stock option agreement. The form of agreement provides that the exercise price of a grant is equal to the fair market value on the date of grant and typically vest over a four-year period. The form of agreement also provides that, if the executive leaves MakeMusic for any reason other than death, vesting immediately ceases and options expire in 90 days after the end of employment. In the event of the termination of an employee’s relationship with MakeMusic in connection with a change of control event, all unvested shares of stock subject to the option grant shall immediately vest.
     We made one incentive stock option grant to an executive officer in 2006. On December 7, 2006, MakeMusic granted a seven-year incentive stock option to purchase 30,000 shares of MakeMusic’s common stock to Karen VanDerBosch, who had recently joined MakeMusic as its Chief Financial Officer. The option vests ratably over 48 months, beginning December 31, 2006 and ceasing November 30, 2010.
     On February 15, 2007, we granted four-year incentive stock options to John Paulson and Ronald Raup in recognition of prior service. Mr. Paulson received an option to purchase 75,000 shares and Mr. Raup received an option to purchase 85,000 shares. The shares vest annually on December 31 for the first three years, and on the first day of each quarter during the fourth year.

     The principal factors considered in granting long-term incentive awards to our executive officers are prior performance, contributions to the company, level of responsibility, other compensation, the executive officer’s ability to influence our long-term growth and profitability, and prior stock option grants. The Plan does not provide any quantitative method for weighting these factors, and a decision to grant an equity award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.
     Based on the amounts of total compensation listed in the Summary Compensation Table, long-term variable compensation represented from 3% to 30% of total compensation for the Named Executive Officers in fiscal year 2006, which is consistent with the committee’s overall compensation objectives.
Summary Compensation Table
     The table below sets forth certain information regarding compensation paid during the last fiscal year to MakeMusic’s Named Executive Officers. Named Executive Officers include persons serving as Chief Executive Officer during fiscal 2006; executive officers who were serving as of December 31, 2006, received total compensation in excess of $100,000 for fiscal 2006 and, excluding the Chief Executive Officer, were among our two most highly compensated individuals (the “Most Highly Compensated Officers”); and additional individuals who would have been included as the Most Highly Compensated Officers but for the fact they were not serving at the end of the year.

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards(1)	Compensation (2)	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

John W. Paulson(3) Chief Executive Officer	2006	$182,000	—	—	$49,159	$75,626	—	—	$306,785

William R. Wolff(4) Former Chief Executive Officer	2006	$175,117	—	—	$105,191	$45,206	—	$20,075	$345,589

Ronald B. Raup(5) President & Chief Operating Officer	2006	$160,000	—	—	$17,294	$49,306	—	—	$226,600

Karen L. VanDerBosch(6) Secretary, Treasurer and Chief Financial Officer	2006	$13,221	—	—	$3,449	$3,966	—	—	$20,636

Alan G. Shuler(7) Former Treasurer and Chief Financial Officer	2006	$81,667	—	—	$4,029	$7,896	—	$65,224	$158,816

(1)	Represents the amounts expensed for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (SFAS No. 123(R)), for outstanding performance-based unit grants (“Stock Awards” column) and option awards (“Option Awards” column) under the 2001 Incentive Stock and Awards Plan, as amended with shareholder approval in 2006 (the “Stock and Incentive Plan”) and thus may include amounts from awards granted in and prior to 2006. The assumptions used to determine the valuation of the awards are discussed in Note 14 to our consolidated financial statements, included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006. See the table entitled “Outstanding Equity Awards at 2006 Fiscal Year End” and the narrative discussion entitled “Material Terms of Option Grants” for further information regarding stock option awards.

(2)	The “Bonus” column is used by us to include only discretionary bonus payments apart from our annual MBO incentive plan. Payments under the annual MBO plan, including payments for achieving financial performance and personal goals, are set forth in the “Non-Equity Incentive Plan Compensation” column. Payments under the 2006 MBO plan were paid in 2007 for performance rendered in 2006.

(3)	Mr. Paulson was named Chief Executive Officer on October 19, 2006.

(4)	Mr. Wolff tendered his resignation as Chairman, Chief Executive Officer, and interim Chief Financial Officer on October 19, 2006. Salary includes compensation through his termination date of December 18, 2006. The amount listed in column (i), “All Other Compensation,” sets forth the payment received by Mr. Wolff for unused paid time off in accordance with company policy.

(5)	Mr. Raup was named President and Chief Operating Officer and interim Chief Financial Officer on October 19, 2006.

(6)	Ms. VanDerBosch joined MakeMusic, Inc. on December 4, 2006 as Treasurer and Chief Financial Officer. She was appointed Secretary on March 15, 2007.

(7)	Mr. Shuler’s employment as Treasurer and Chief Financial Officer of MakeMusic, Inc. was terminated on July 31, 2006. The amount listed in column (i), “All Other Compensation,” includes $58,333 in separation pay and $6,891 in unused paid time off in accordance with company policy.
Outstanding Equity Awards at 2006 Fiscal Year End
     The following table sets forth information concerning unexercised options; stock that has not vested; and equity incentive plan awards for each Named Executive Officer outstanding as of December 31, 2006.

				Option Awards
				Equity Incentive
				Plan Awards:
	Number of	Number of		Number of
	Securities	Securities		Securities
	Underlying	Underlying		Underlying	Option
	Unexercised	Unexercised		Unexercised	Exercise
	Options	Options		Unearned Options	Price	Option Expiration
Name	(#) Exercisable	(#) Unexercisable		(#)	($)	Date
John W. Paulson	4,188	1,812	(1)	—	$10.20	6/27/2009
	36,103	69,197	(2)	—	$2.27	7/6/2009
	62,790	26,910	(3)	—	$2.27	7/6/2010

William R. Wolff(4)	12,500	7,500		—	$3.74	3/19/2007
	13,714	26,286		—	$3.74	3/19/2007
	28,333	51,667		—	$4.40	3/19/2007
	23,750	6,250		—	$2.55	3/19/2007
	20,625	9,375		—	$3.05	3/19/2007

Ronald B. Raup	2,664	0	(5)	—	$4.90	2/1/2012
	10,000	20,000	(6)	—	$3.75	9/15/2015

Karen L. VanDerBosch	625	29,375	(7)	—	$6.14	12/7/2013

Alan G. Shuler(8)	—	—		—	—	—

(1)	Monthly vesting of 62.5 shares for 96 months beginning June 30, 2001.

(2)	Options vest on July 6, 2009, but are subject to accelerated vesting provisions if MakeMusic’s stock price exceeds certain thresholds. As a result of MakeMusic’s common stock price exceeding an average of $8.00 for a 30-day period during 1/12/2006 – 2/13/2006, 36,103 shares have vested. Additionally, the remaining unvested options are subject to accelerated vesting if the 30-day average stock prices are exceeded for a three month period as follows:
               If stock price exceeds $10.00 from 7/7/2006 – 7/6/2007 then 18,052 shares vest immediately;
               If stock price exceeds $12.00 from 7/7/2006 – 7/6/2008 then 18,052 shares vest immediately;
               If stock price exceeds $14.00 from 7/7/2006 – 7/6/2009 then 7,522 shares vest immediately;
               If stock price exceeds $16.00 from 7/7/2006 – 7/6/2009 then 7,522 shares vest immediately.

(3)	Monthly vesting of 1,495 shares for 60 months beginning July 31, 2003.

(4)	None of Mr. Wolff’s outstanding option awards are subject to further vesting. Outstanding, unexercised options will terminate on March 19, 2007.

(5)	Options are fully vested.

(6)	Monthly vesting of 625 options for 48 months beginning September 30, 2005.

(7)	Monthly vesting 625 options for 48 months beginning December 31, 2006.

(8)	Mr. Shuler exercised 10,000 options priced at $3.70 on October 10, 2006 and 3,750 priced at $3.70 on October 25, 2006. Mr. Shuler forfeited 16,250 unvested underlying shares on October 31, 2006 when his employment with MakeMusic ceased.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who own more than 10 percent of our Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of MakeMusic. Officers, directors, and greater than 10% shareholders (“Insiders”) are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based on a review of the copies of such reports furnished to MakeMusic, during the fiscal year ended December 31, 2006 all Section 16(a) filing requirements applicable to Insiders were complied with, except that Philippe H. Aubert, who served on our Board of Directors until May 2006, filed one late Form 4. The transaction was reported to the SEC on January 17, 2006.
CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS
     During the 2005 fiscal year, MakeMusic had no transactions in which any director or executive officer, or any other member of the immediate family of any director or executive officer, had a material direct or indirect interest reportable under applicable Securities and Exchange Commission rules.
     In 2006, MakeMusic continued its strategic partnership with Hal Leonard Corporation, the world’s largest sheet music publisher. We have developed SmartMusic® with Intelligent Accompaniment® software for Hal Leonard’s Essential Elements®, the world’s best-selling method books for beginning band and strings students. As a result of a special marketing and licensing agreement, Hal Leonard offers SmartMusic in its Essential Elements Book One for both band and orchestra students, reaching approximately 1 million students per year. We also have a domestic distribution agreement with Hal Leonard Corporation that relates to our Finale notation family of products. Last year we made sales in the approximate amount of $512,000 to Hal Leonard Corporation, which was approximately 3.9% of our total sales. In addition, we made royalty payments totaling approximately $11,000 to Hal Leonard Corporation for the use of song titles within our SmartMusic product. Lawrence Morton, who serves on the Audit Committee and Compensation Committee has been President of Hal Leonard Corporation since 1999, and due to that position has an indirect interest in our transactions with that company. The Board has determined that these transactions do not affect the independence of Mr. Morton. This was the only related party transaction that occurred in 2006.

ACCORDANCE OF VOTING RIGHTS TO SHARES ACQUIRED IN A CONTROL SHARE ACQUISITION
(Proposal #2)
Description of the Minnesota Control Share Acquisition Act
     The Minnesota Business Corporation Act, Section 302A.671 (a copy of which is attached hereto as Appendix A), which is commonly referred to as the Minnesota Control Share Acquisition Act (“MCSAA”), regulates the acquisition of shares of “issuing public corporations,” such as MakeMusic, by “acquiring persons” in “control share acquisitions.” The MCSAA was adopted in 1984 to prevent hostile takeovers. Generally, the MCSAA denies voting rights to certain shares acquired by a person or entity whose beneficial ownership in a company’s voting shares exceeds certain thresholds, unless a resolution to accord voting rights to such shares is approved by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote including all shares held by the acquiring person, and (2) the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote excluding all shares held by the acquiring person and its affiliates.
     A “control share acquisition” exists when an acquisition causes the acquirer to have voting power over: (i) at least 20% but less than 33 1/3% of the outstanding shares; (ii) at least 33 1/3% but less than or equal to 50% of the outstanding shares; and (iii) over 50% of the outstanding shares. Shares acquired in a “control share acquisition” in excess of any of the three thresholds (the “Excess Shares”) will not have voting rights, unless shareholders vote to accord the Excess Shares the normal voting rights they would have if the MCSAA did not apply. When a “control share acquisition” occurs and a special meeting is not called to address the matter, a company must submit consideration of the voting rights of the Excess Shares at its next annual meeting.
Control Share Acquisition of MakeMusic’s Common Stock
     In January 2007, LaunchEquity Acquisition Partners, LLC — Education Partners (“LEAP”) acquired shares in a private transaction that caused the total beneficial ownership by LEAP and its affiliates of MakeMusic’s outstanding common stock to increase from 10.5% to approximately 27.4%. LEAP and its affiliates are managed by Jeffrey Koch, who is Chairman of the Board of MakeMusic. Mr. Koch has voting and dispositive power over all shares owned by LEAP and its affiliates; however, Mr. Koch has disclaimed beneficial ownership of the shares except to the extent of his pecuniary interest therein. LEAP acquired the shares for investment purposes and to acquire a significant equity position in MakeMusic, and may eventually engage in transactions with the purpose or effect of acquiring or influencing control of MakeMusic. In accordance with the MCSAA, LEAP submitted an information statement to MakeMusic following its acquisition that explains the transaction and LEAP’s intentions. That information statement is attached hereto as Appendix B.
     Because the acquisition of shares by LEAP constituted a “control share acquisition,” an affirmative vote of the holders of a majority of the voting power of all shares entitled to vote, including all shares held by LEAP and its affiliates, as well as an affirmative vote of the holders of a majority of the voting power of all shares entitled to vote, excluding interested shares, is required to accord voting rights to shares held by LEAP and its affiliates that represent 20% or more of MakeMusic’s outstanding common stock (approximately 301,376 shares).
Potential Impact on MakeMusic if Voting Rights are Accorded to Shares
     A vote to approve this proposal will accord voting rights to all of the 1,114,496 shares beneficially owned by LEAP and its affiliates. However, if a future acquisition by LEAP of shares of MakeMusic common stock causes LEAP’s beneficial ownership to equal or exceed 33 1/3%, a new affirmative vote by disinterested shareholders will be necessary to accord voting rights to the shares acquired by LEAP in excess of the 33 1/3% threshold. Thus, shareholders will have future opportunities to consider LEAP’s voting rights should its ownership percentage reach 33 1/3%. If LEAP and its affiliates are not accorded voting rights, MakeMusic has waived its redemption rights.
     Proponents of the MCSAA argue that its provisions protect companies against unsolicited takeover attempts. MakeMusic’s Board of Directors believes, however, that the MCSAA may discourage investors from purchasing MakeMusic’s stock or pursuing a business combination with MakeMusic, and that such provision could, therefore, adversely affect the price of MakeMusic’s common stock. The Board of Directors particularly believes that investment by and interaction with LEAP and its affiliates will benefit MakeMusic.

Required Vote
     The affirmative vote of holders of a majority of all shares entitled to vote, including all shares held by LEAP and its affiliates, and the affirmative vote of holders of a majority of the non-interested shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to accord voting rights to the Excess Shares of LEAP and its affiliates. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL.
AUDIT COMMITTEE REPORT
     The Board of Directors maintains an Audit Committee comprised of three of our independent directors, including a Financial Expert. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the Nasdaq Marketplace Rule that governs audit committee composition, Rule 4350(d)(2), including the requirement that audit committee members all be “independent directors” as that term is defined by Nasdaq Rule 4200(a)(15).
     In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing, and financial reporting practices of MakeMusic. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:
(1)	reviewed and discussed the audited financial statements with management;

(2)	discussed with the independent registered public accounting firm the material required to be discussed by Statement on Auditing Standards No. 61; and

(3)	reviewed the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1, and discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence.
     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission.
Members of the Audit Committee:
Keith A. Fenhaus (Chair)
Jeffrey A. Koch
Lawrence M. Morton
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal #3)
General Information
     The Board of Directors recommends that the shareholders ratify the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for MakeMusic for the year ending December 31, 2007. McGladrey & Pullen, LLP provided services in connection with the audit of our financial statements for the year ended December 31, 2006, assistance with our Annual Report submitted to the Securities and Exchange Commission on Form 10-KSB and filed with the Securities and Exchange Commission, and consultation on matters relating to accounting and financial reporting.
     A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting of Shareholders. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Audit Fees
     The following table sets forth the approximate fees billed by McGladrey & Pullen, LLP or its affiliated entity, RSM McGladrey, Inc. for fiscal years 2005 and 2006:

	McGladrey & Pullen, LLP
	2005	2006
Audit Fees	$119,000	$198,000
Tax Fees	19,000	12,000

	$138,000	$210,000
     Audit fees are for professional services rendered for the audit of our annual financial statements and review of financial statements included in our Forms 10-KSB and 10-QSB, and attendance at Audit Committee meetings. Tax fees include fees for services provided in connection with preparation of tax returns.
     Our Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining the independence of McGladrey & Pullen, LLP and has determined that such services are compatible with maintaining their independence.
Pre-Approval of Audit Fees
     Pursuant to its pre-approval policy, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for MakeMusic by its independent auditors or any other auditing or accounting firm. Unless a particular service has received general pre-approval by the Audit Committee, each service provided must be specifically pre-approved. Any proposed services exceeding pre-approved costs levels will also require specific pre-approval by the Audit Committee.
     The Audit Committee has authorized the pre-approval of non-audit services not to exceed $10,000. The Audit Committee pre-approved all of the non-audit services described above for which McGladrey & Pullen, LLP billed MakeMusic fees in excess of $10,000.
OTHER BUSINESS
     MakeMusic does not mail a quarterly shareholder report to shareholders. All press releases are available on our website (including quarterly and annual results) at www.makemusic.com/press_releases.aspx, or by e-mail immediately after results are issued if you send your email address to investorrelations@makemusic.com. Forms 10-KSB and 10-QSB are available on the SEC website at www.sec.gov/cgi-bin/browse-edgar and on our website at www.makemusic.com/investor_relations.aspx under SEC EDGAR Filings. Any shareholder who wishes to receive these forms by mail can submit a request, along with their name and address, to MakeMusic at the address below.
MakeMusic, Inc.
Attn: Investor Relations
7615 Golden Triangle Drive, Suite M
Eden Prairie, MN 55344-3848
     Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.
SHAREHOLDER PROPOSALS
     Any appropriate proposal submitted by a shareholder of MakeMusic and intended to be presented at the 2008 Annual Meeting of Shareholders must be received by us no later than December 15, 2007, to be considered for inclusion in our proxy statement and related proxy for the 2008 Annual Meeting.

     Also, if a shareholder proposal intended to be presented at the 2008 Annual Meeting but not included in our proxy statement and proxy is received by us after February 28, 2008, then management named in our proxy for the 2008 Annual Meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in our proxy materials.
FORM 10-KSB
     A COPY OF OUR FORM 10-KSB ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006 (WITHOUT EXHIBITS) ACCOMPANIES THIS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT. NO PORTION OF SUCH REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. MAKEMUSIC WILL FURNISH TO ANY SHAREHOLDER, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-KSB, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO US FURNISHING SUCH EXHIBIT(S). ANY SUCH REQUESTS SHOULD INCLUDE A REPRESENTATION THAT THE SHAREHOLDER WAS THE BENEFICIAL OWNER OF SHARES OF MAKEMUSIC COMMON STOCK ON MARCH 26, 2007, THE RECORD DATE FOR THE 2007 ANNUAL MEETING, AND SHOULD BE DIRECTED TO MS. KAREN VANDERBOSCH, CHIEF FINANCIAL OFFICER, AT OUR PRINCIPAL ADDRESS.

BY ORDER OF THE BOARD OF DIRECTORS

Jeffrey A. Koch
Chairman of the Board

Minneapolis, Minnesota
April 14, 2007

Appendix A
302A.671 CONTROL SHARE ACQUISITIONS.
     Subdivision 1. Application. (a) Unless otherwise expressly provided in the articles or in bylaws approved by the shareholders of an issuing public corporation, this section applies to a control share acquisition. A shareholder’s proposal to amend the corporation’s articles or bylaws to cause this section to be inapplicable to the corporation requires the vote set forth in subdivision 4a, paragraph (b), in order for it to be effective, unless it is approved by a committee of the board comprised solely of directors who:
(1) are neither officers nor employees of, nor were during the five years preceding the formation of the committee officers or employees of, the corporation or a related organization;
(2) are neither acquiring persons nor affiliates or associates of an acquiring person;
(3) were not nominated for election as directors by an acquiring person or an affiliate or associate of an acquiring person; and
(4) were directors at the time an acquiring person became an acquiring person or were nominated, elected, or recommended for election as directors by a majority of those directors.
(b) The shares of an issuing public corporation acquired by an acquiring person in a control share acquisition that exceed the threshold of voting power of any of the ranges specified in subdivision 2, paragraph (d), shall have only the voting rights as shall be accorded to them pursuant to subdivision 4a.
     Subd. 2. Information statement. An acquiring person shall deliver to the issuing public corporation at its principal executive office an information statement containing all of the following:
(a) the identity and background of the acquiring person, including the identity and background of each member of any partnership, limited partnership, syndicate, or other group constituting the acquiring person, and the identity and background of each affiliate and associate of the acquiring person, including the identity and background of each affiliate and associate of each member of such partnership, syndicate, or other group; provided, however, that with respect to a limited partnership, the information need only be given with respect to a partner who is denominated or functions as a general partner and each affiliate and associate of the general partner;
(b) a reference that the information statement is made under this section;
(c) the number and class or series of shares of the issuing public corporation beneficially owned, directly or indirectly, before the control share acquisition by each of the persons identified pursuant to paragraph (a);
(d) the number and class or series of shares of the issuing public corporation acquired or proposed to be acquired pursuant to the control share acquisition by each of the persons identified pursuant to paragraph (a) and specification of which of the following ranges of voting power in the election of directors that, except for this section, resulted or would result from consummation of the control share acquisition:
(1) at least 20 percent but less than 33-1/3 percent;
(2) at least 33-1/3 percent but less than or equal to 50 percent;
(3) over 50 percent; and
(e) the terms of the control share acquisition or proposed control share acquisition, including, but not limited to, the source of funds or other consideration and the material terms of the financial arrangements for the control share acquisition; plans or proposals of the acquiring person (including plans or proposals under consideration) to (1) liquidate or dissolve the issuing public corporation, (2) sell all or a substantial part of

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its assets, or merge it or exchange its shares with any other person, (3) change the location of its principal place of business or its principal executive office or of a material portion of its business activities, (4) change materially its management or policies of employment, (5) change materially its charitable or community contributions or its policies, programs, or practices relating thereto, (6) change materially its relationship with suppliers or customers or the communities in which it operates, or (7) make any other material change in its business, corporate structure, management or personnel; and other objective facts as would be substantially likely to affect the decision of a shareholder with respect to voting on the control share acquisition.
If any material change occurs in the facts set forth in the information statement, including but not limited to any material increase or decrease in the number of shares of the issuing public corporation acquired or proposed to be acquired by the persons identified pursuant to paragraph (a), the acquiring person shall promptly deliver to the issuing public corporation at its principal executive office an amendment to the information statement containing information relating to the material change. An increase or decrease or proposed increase or decrease equal, in the aggregate for all persons identified pursuant to paragraph (a), to one percent or more of the total number of outstanding shares of any class or series of the issuing public corporation shall be deemed “material” for purposes of this paragraph; an increase or decrease or proposed increase or decrease of less than this amount may be material, depending upon the facts and circumstances.
     Subd. 3. Meeting of shareholders. If the acquiring person so requests in writing at the time of delivery of an information statement pursuant to subdivision 2, and has made, or has made a bona fide written offer to make, a control share acquisition and gives a written undertaking to pay or reimburse the issuing public corporation’s expenses of a special meeting, except the expenses of the issuing public corporation in opposing according voting rights with respect to shares acquired or to be acquired in the control share acquisition, within ten days after receipt by the issuing public corporation of the information statement, a special meeting of the shareholders of the issuing public corporation shall be called pursuant to section 302A.433, subdivision 1, for the sole purpose of considering the voting rights to be accorded to shares referred to in subdivision 1, paragraph (b), acquired or to be acquired pursuant to the control share acquisition. The special meeting shall be held no later than 55 days after receipt of the information statement and written undertaking to pay or reimburse the issuing public corporation’s expenses of the special meeting, unless the acquiring person agrees to a later date. If the acquiring person so requests in writing at the time of delivery of the information statement, (1) the special meeting shall not be held sooner than 30 days after receipt by the issuing public corporation of the information statement and (2) the record date for the meeting must be at least 30 days prior to the date of the meeting. If no request for a special meeting is made, consideration of the voting rights to be accorded to shares referred to in subdivision 1, paragraph (b), acquired or to be acquired pursuant to the control share acquisition shall be presented at the next special or annual meeting of the shareholders of which notice has not been given, unless prior thereto the matter of the voting rights becomes moot. The issuing public corporation is not required to have the voting rights to be accorded to shares acquired or to be acquired according to a control share acquisition considered at the next special or annual meeting of the shareholders unless it has received the information statement and documents required by subdivision 4 at least 55 days before the meeting. The notice of the meeting shall at a minimum be accompanied by a copy of the information statement (and a copy of any amendment to the information statement previously delivered to the issuing public corporation) and a statement disclosing that the board of the issuing public corporation recommends approval of, expresses no opinion and is remaining neutral toward, recommends rejection of, or is unable to take a position with respect to according voting rights to shares referred to in subdivision 1, paragraph (b), acquired or to be acquired in the control share acquisition. The notice of meeting shall be given at least ten days prior to the meeting. Any amendments to the information statement received after mailing of the notice of the meeting must be mailed promptly to the shareholders by the issuing public corporation.
     Subd. 4. Financing. Notwithstanding anything to the contrary contained in this chapter, no call of a special meeting of the shareholders of the issuing public corporation shall be made pursuant to subdivision 3 and no consideration of the voting rights to be accorded to shares referred to in subdivision 1, paragraph (b), acquired or to be acquired pursuant to a control share acquisition shall be presented at any special

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or annual meeting of the shareholders of the issuing public corporation unless at the time of delivery of the information statement pursuant to subdivision 2, the acquiring person shall have entered into, and shall deliver to the issuing public corporation a copy or copies of, a definitive financing agreement or definitive financing agreements, with one or more responsible financial institutions or other entities having the necessary financial capacity, for any financing of the control share acquisition not to be provided by funds of the acquiring person. A financing agreement is not deemed not definitive for purposes of this subdivision solely because it contains conditions or contingencies customarily contained in term loan agreements with financial institutions.
     Subd. 4a. Voting rights. (a) Shares referred to in subdivision 1, paragraph (b), acquired in a control share acquisition shall have the same voting rights as other shares of the same class or series only if approved by resolution of shareholders of the issuing public corporation at a special or annual meeting of shareholders pursuant to subdivision 3.
(b) The resolution of shareholders must be approved by (1) the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote including all shares held by the acquiring person, and (2) the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote excluding all interested shares. A class or series of shares of the issuing public corporation is entitled to vote separately as a class or series if any provision of the control share acquisition would, if contained in a proposed amendment to the articles, entitle the class or series to vote separately as a class or series.
(c) To have the voting rights accorded by approval of a resolution of shareholders, any proposed control share acquisition not consummated prior to the time of the shareholder approval must be consummated within 180 days after the shareholder approval.
(d) Any shares referred to in subdivision 1, paragraph (b), acquired in a control share acquisition that do not have voting rights accorded to them by approval of a resolution of shareholders shall regain their voting rights upon transfer to a person other than the acquiring person or any affiliate or associate of the acquiring person unless the acquisition of the shares by the other person constitutes a control share acquisition, in which case the voting rights of the shares are subject to the provisions of this section.
     Subd. 5. Rights of action. An acquiring person, an issuing public corporation, and shareholders of an issuing public corporation may sue at law or in equity to enforce the provisions of this section and section 302A.449, subdivision 7.
     Subd. 6. Redemption. Unless otherwise expressly provided in the articles or in bylaws approved by the shareholders of an issuing public corporation, the issuing public corporation shall have the option to call for redemption all but not less than all shares referred to in subdivision 1, paragraph (b), acquired in a control share acquisition, at a redemption price equal to the market value of the shares at the time the call for redemption is given, in the event (1) an information statement has not been delivered to the issuing public corporation by the acquiring person by the tenth day after the control share acquisition, or (2) an information statement has been delivered but the shareholders have voted not to accord voting rights to such shares pursuant to subdivision 4a, paragraph (b). The call for redemption shall be given by the issuing public corporation within 30 days after the event giving the issuing public corporation the option to call the shares for redemption and the shares shall be redeemed within 60 days after the call is given.
History: 1984 c 488 s 18; 1Sp1985 c 5 s 19; 1986 c 431 s 2; 1Sp1987 c 1 s 24; 1988 c 692 s 12-16; 1989 c 172 s 8; 1993 c 17 s 52; 1997 c 10 art 1 s 30; 1999 c 85 art 1 s 15

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Appendix B
February 21, 2007
MakeMusic, Inc.
Attention: Secretary
7615 Golden Triangle Drive
Suite M
Eden Prairie, Minnesota 55344-3848
Re: Information Statement Pursuant to Section 302A.671 of the Minnesota Business Corporation Act
     This Information Statement is being sent to you in connection with the acquisition on January 19, 2007 of 386,588 shares of the Common Stock (“Common Stock”) of MakeMusic, Inc. (the “Company”) and warrants to purchase 312,500 shares of Common Stock (the “Acquisition”) by LaunchEquity Acquisition Partners, LLC — Education Partners (“LEAP”). This Information Statement is being sent pursuant to Section 302A.671 of the Minnesota Business Corporation Act (the “MBCA”).
Identity and Background of Acquiring Persons and Affiliates
     LEAP is a limited liability company organized under the laws of the state of Delaware. LEAP’s sole member is Baker Street Partners, LLC, an Alaska limited liability company (“Baker Street”). LEAP is managed by Broadway Advisors, LLC, an Arizona limited liability company (“Broadway”), which is managed by Jeffrey A. Koch (“Koch”).
     LEAP’s affiliate, LaunchEquity Acquisition Partners, LLC — Education Partners I, a Delaware limited liability company (“LEAP I”), is owned by Baker Street and the Koch Family Trust. LEAP I is also managed by Broadway. LEAP I currently owns 129,789 shares of Common Stock.
     For purposes of this Information Statement, “Acquiring Persons” shall refer to LEAP, as well as to Broadway and Koch in their capacities as the beneficial owners of all shares of Common Stock held by LEAP and LEAP I.
The Acquisition
     LEAP entered into a Securities Purchase Agreement, dated January 19, 2007, with FCPI SGAM Innovation 1, FCPI SOGE Innovation, FCPI SOGE Innovation 2, FCP1 SOGE Innovation 5, FCPI SOGE Innovation 6, and FCPI SOGE Innovation 7 (collectively, “FCPI”). LEAP paid $4.00 per share and $.925 per warrant share, for an aggregate purchase price of $1,835,414.50. LEAP used cash on hand to purchase the shares and warrants.
     The Acquisition constitutes a “control share acquisition” as defined in Section 302A.011 of the MBCA. As a result of the Acquisition, LEAP became the beneficial owner of an aggregate of 984,707 shares of Common Stock, which constitutes 24.9% of the issued and outstanding shares of Common Stock, and Broadway and Koch became the beneficial owners of an aggregate of 1,114,496 shares of Common Stock, which constitutes 28.2% of the issued and outstanding shares of Common Stock. Those percentages are based upon 3,947,562 shares of Common Stock outstanding as of October 24, 2006, as reported in the Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, and 312,500 shares of Common Stock that may be issued upon exercise of the warrants.
Shares Held Prior to Acquisition by Acquiring Persons
     Prior to the consummation of the Acquisition, LEAP beneficially owned 286,619 shares of Common Stock, which constituted 7.2% of the issued and outstanding shares of Common Stock, and Broadway and Koch beneficially owned 415,408 shares of Common Stock, which constituted 10.5% of the issued and outstanding shares of Common Stock.
Shares Held After Acquisition by Acquiring Persons

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     After the Acquisition, LEAP beneficially owns 984,707 shares of Common Stock, which constitutes 24.9% of the issued and outstanding shares of Common Stock, and Broadway and Koch beneficially own 1,114,496 shares of Common Stock, which constitutes 28.2% of the issued and outstanding shares of Common Stock.
Voting Range
     As a result of the Acquisition, the voting power in the election of directors acquired by the Acquiring Persons is at least 20% but less than 33 1/3%.
Purpose of Acquisition
     The Acquiring Persons acquired the shares of Common Stock from FCPI for investment purposes and to acquire a significant equity position in the Company. The Acquiring Persons intend to review their holdings in the Company on a continuing basis and, depending upon the price and availability of the Common Stock, subsequent developments affecting the business prospects of the Company, tax considerations, and other factors deemed relevant, may at any time, and as permitted by applicable law, acquire additional shares of Common Stock. In addition, the Acquiring Persons may engage or participate in discussions with the Company’s management and/or other stockholders, or engage in a transaction or series of transactions, with the purpose or effect of acquiring or influencing control of the Company. Such transactions or discussions may take place at any time with or without prior notice, and may include, without limitation, entering into one or more privately negotiated acquisitions of additional shares of Common Stock, making a tender for additional shares of Common Stock, waging a proxy contest for control of the Board of Directors of the Company, or taking other actions that could have the purpose or effect of directly or indirectly acquiring or influencing control over the Company. Although the foregoing represents the range of activities contemplated by the Acquiring Persons, the Acquiring Persons have not decided whether they will seek to acquire control of the Company and the possible activities of the Acquiring Persons may change at any time. If the Acquiring Persons choose to seek to acquire control of the Company, they may engage in discussions with the Company’s management and/or other stockholders regarding such acquisition of control, but will not decide as to the specific means of obtaining such control until those discussions have taken place. The Acquiring Persons have engaged, and may engage in the future, legal and other advisors to assist them in evaluating strategic alternatives that are or may become available with respect to their holdings in the Company.
Meeting of Shareholders
     The Acquiring Persons request that consideration of the voting rights to be accorded to the shares acquired by the Acquiring Persons in excess of 20% be presented at the next annual or special meeting of shareholders of the Company and that the Board of Directors of the Company recommend the according of voting rights to those shares.
Sincerely,

/s/ Jeffrey A. Koch

Jeffrey A. Koch

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MAKEMUSIC, INC.
ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 23, 2007
3:30 p.m.
Fredrikson & Byron
Suite 4000
200 South Sixth Street
Minneapolis, MN 55402

MakeMusic, Inc. 7615 Golden Triangle Drive, Suite M, Eden Prairie, Minnesota 55344	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 23, 2007.
The shares of stock you hold in your account will be voted as you specify below.
If no choice is specified, the proxy will be voted “FOR” Items 1 through 3.
By signing the proxy, you revoke all prior proxies and appoint John W. Paulson and Karen L. VanDerBosch, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 6:00 p.m. (CT) on May 22, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available (non-U.S. holders without numbers will enter 0000). Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/mmus/ — QUICK *** EASY *** IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 6:00 p.m. (CT) on May 22, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available (non-U.S. holders without numbers will leave blank). Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to MakeMusic, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card
â     Please detach here     â

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1 THROUGH 3

1. Elect members of the Board of Directors:	01 Jeffrey A. Koch 02 John W. Paulson 03 Keith A. Fenhaus 04 Lawrence M. Morton	05 Ronald B. Raup 06 Graham Richmond 07 Michael Skinner

☐	Vote FOR	☐	Vote WITHHELD
	all nominees		from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approve voting rights for shares held by LaunchEquity Acquisition Partners, LLC — Education Partners that represent 20% or more of the Company’s outstanding common stock.	For ☐	Against ☐	Abstain ☐

3.	Ratify the appointment of McGladrey & Pullen, LLP as independent registered accounting firm for year ending December 31, 2007.	For ☐	Against ☐	Abstain ☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Address Change? Mark Box     ☐     Indicate changes below:

Date                              , 2007

Signature(s) in Box
Please sign exactly as your name(s) appear on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.